CERTIFICATE OF AMENDMENT

                         OF CERTIFICATE OF INCORPORATION

            Ixion Biotechnology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company") through the Chairman of its Board of Directors certifies in accordance with Section 103 of the General Corporation Law:

            1.  The name of the Company is Ixion Biotechnology, Inc.

            2. The date on which the Certificate of Incorporation of the Company was originally filed with the Secretary of State of the State of Delaware is March 25, 1993.

            3. That the Board of Directors of the Company, acting in accordance with the provisions of Section 141 and 242 of the General Corporation Law, adopted a resolutions amending its Certificate of Incorporation as follows

            RESOLVED, that the certificate of incorporation be amended by deleting the Article numbered FOURTH and replacing in its entirety as follows:

                    "FOURTH: The total number of shares of stock
                     which the corporation shall have authority to issue is 1,000,000 shares of Preferred Stock with a par value of $0.01 per share and 20,000,000 shares of Common Stock, par value $0.01 per share. The Board of Directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series. The Board of Directors, by adoption of an authorizing resolution, may, with regard to the shares of any series of Preferred Stock:

             (1)         Fix the distinctive serial designation of the shares;

             (2)         Fix the dividend rate, if any;

             (3) Fix the date from which dividends on shares issued before the date for payment of the first dividend shall be cumulative, if any;

             (4) Fix the redemption price and terms of redemption, if any;

             (5) Fix the amounts payable per share in the event of dissolution or liquidation of the Company, if any;

             (6) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;

             (7) Fix the terms and conditions under which the shares may be converted, if any;

             (8) Provide whether such shares shall be non-voting, or shall have full or limited voting rights, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

             (9) Fix such other preferences, qualifications, limitations, restrictions, and special or relative rights not required by law."

            4. Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

            5. That the capital of the Company shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Company has executed this certificate and caused its corporate seal to be affixed hereto this 11th day of June, 1999.


                              Ixion Biotechnology, Inc.

                              By /s/ Weaver H. Gaines
                              Weaver H. Gaines, Chairman of the Board

[Corporate Seal]

Attest:    /s/ Ted Snow
          Ted Snow, Assistant Secretary

STATE OF FLORIDA   )
COUNTY OF ALACHUA  )

            On this 11th day of June, 1999, before me the undersigned, a Notary Public for the State of Florida, appeared Weaver H. Gaines and Mary Trew (known to me), the Chairman of the Board and Secretary of the Company that executed the forgoing certificate of amendment of certificate of incorporation, and acknowledged to me that the forgoing are their acts and deeds and the act and deed of the Company and that the facts stated therein are true.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate above written.

                              Gwen Thompson

                              Notary Public for the State of Florida

(Notarial Seal)